S.A.C. Capital Advisors, LLC
W.C.I. Communities, Inc. ("WCI")
July 23, 2008

                  Exhibit 99.2 - Form 4 Joint Filer Information
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         Name:  S.A.C. Capital Management, LLC
         Address:  540 Madison Avenue, New York NY 10022
         Designated Filer:  S.A.C. Capital Advisors, LLC
         Issuer & Ticker Symbol:  WCI Communities, Inc.  ("WCI")
         Date of Event Requiring Statement:  July 23, 2008


         Name:  Steven A. Cohen
         Address:  72 Cummings Point Road, Stamford CT 06902
         Designated Filer:  S.A.C. Capital Advisors, LLC
         Issuer & Ticker Symbol:  WCI Communities, Inc.  ("WCI")
         Date of Event Requiring Statement:  July 23, 2008